                                                                     EXHIBIT 5.1

                                December 20, 2005

Able Energy, Inc.
198 Green Pond Road
Rockaway, New Jersey 07866
(973) 625-1012


        Re:     Registration Statement on Form S-1
                Relating to 1,569,970 Shares of Common Stock

Ladies and Gentlemen:

        You have requested our opinion in connection with the above-referenced registration statement (the "Registration Statement"), relating to up to 1,569,970 shares (including 1,030,001 shares that may be acquired upon exercise of certain warrants) of Common Stock, par value $0.001 per share, of Able Energy, Inc. (the "Company") that the Registration Statement contemplates will be sold by certain selling stockholders.

        We have reviewed copies of the Certificate of Incorporation of the Company (including amendments thereto), the By-laws of the Company, the Registration Statement and exhibits thereto and have examined such corporate documents and records and other certificates, and have made such investigations of law, as we have deemed necessary in order to render the opinion hereinafter set forth. As to certain questions of fact material to our opinion, we have relied upon the certificate of an officer of the Company and upon certificates of public officials.

        Based upon and subject to the foregoing, we are of the opinion that the 1,569,970 shares (including 1,030,001 shares that may be acquired upon exercise of certain warrants) of Common Stock of the Company that are being offered by the selling stockholders have been duly authorized and are, or upon proper exercise of the warrants in accordance with their terms, will be, validly issued, fully paid and non-assessable, PROVIDED, HOWEVER, that until the required shareholder approvals are obtained, the selling stockholders have agreed not to sell any Common Stock of the Company which in the aggregate would exceed 19.999% of the number of shares of the Common Stock of the Company on the trading day prior to July 12, 2005.

        We hereby consent to the reference to us under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        Very truly yours,

                                        /s/   Ferber Frost Chan & Essner, LLP
                                        Ferber Frost Chan & Essner, LLP